Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section
906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Ecologix Resource Group Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (“Report”), I, Jason Fine, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)                 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)                 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 12, 2009

/s/ Jason Fine

Jason Fine
Chief Executive Officer